CUSIP No. 235906104                                                Page 21 of 22


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    December 12, 1998

                               /s/ Paul J. Duggan
                               Paul J. Duggan, an individual


                               Jackson Boulevard Capital Management, Ltd.
                                       By: /s/ Paul J. Duggan
                                            Paul J. Duggan, President


                               Jackson Boulevard Equities, L.P.

                               By:  Jackson Boulevard Capital Management, Ltd.,
                                     General Partner

                                       By: /s/ Paul J. Duggan
                                             Paul J. Duggan, President


                               Jackson Boulevard Investments, L.P.

                               By:  Jackson Boulevard Capital Management,
                               Ltd., General Partner

                                       By: /s/ Paul J. Duggan
                                            Paul J. Duggan, President


                               /s/ Vincent Cainkar
                               Vincent Cainkar, an individual

                               /s/ J. Dennis Huffman
                               J. Dennis Huffman, an individual